Exhibit 99.2

Citius Announces Closing of $7.5 Million Registered Direct Offering

Priced At-the-Market under Nasdaq Rules

Cranford, NJ, May 18, 2020 – Citius Pharmaceuticals Inc. (Nasdaq: CTXR), a specialty pharmaceutical company focused on adjunctive cancer care and critical care drug products, today announced the closing of the previously announced registered direct offering priced at-the-market under Nasdaq rules. In the offering, Citius sold 7,058,824 shares of its common stock, at a purchase price per share of $1.0625. Additionally, Citius issued to the investors unregistered warrants to purchase up to 3,529,412 shares of its common stock. The warrants are exercisable immediately at an exercise price of $1.00 per share and will expire five and one-half years from the issue date.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The net proceeds from the offering were approximately $6.8 million, after deducting placement agent fees and other offering expenses. Citius intends to use the net proceeds from the offering for general corporate purposes, including clinical trial expenses, research and development expenses, manufacturing expenses and general and administrative expenses.

The shares of common stock described above (but not the warrants or the shares of common stock underlying the warrants) were offered pursuant to a "shelf" registration statement (File No. 333-221492) filed with the Securities and Exchange Commission (SEC) and declared effective on December 15, 2017. The offering of such shares was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering of the shares of common stock was filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering of the shares of common stock may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by emailing placements@hcwco.com or by calling 646-975-6996.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage specialty pharmaceutical company dedicated to the development and commercialization of critical care products, with a focus on anti-infectives and cancer care. For more information, please visit www.citiuspharma.com.

Safe Harbor

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "should," and "may" and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price.

Factors that could cause actual results to differ materially from those currently anticipated are: risks related to the use of proceeds from the offering; risks associated with conducting clinical trials and drug development; the estimated markets for our product candidates and the acceptance thereof by any market; risks related to our growth strategy; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Andrew Scott

Vice President, Corporate Development

(O) 908-967-6677 x105

ascott@citiuspharma.com